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                                                                      EXHIBIT 23

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (Form S-3 Nos. 33-47766 and 33-50145) pertaining to various notes of The Times Mirror Company and in the Registration Statements (Form S-8 Nos. 33-24080, 2-77412, 2-91347, 2-92163, 33-13423 and 33-51990) pertaining to certain employee benefit plans of The Times Mirror Company of our report dated February 3, 1994, with respect to the consolidated financial statements of Times Mirror Cable Television, Inc. included in the Form 8-K of The Times Mirror Company dated June 5, 1994.

                                          ERNST & YOUNG

Los Angeles, California
June 10, 1994